PRICING SUPPLEMENT NO. 111 (revised)                            Rule 424 (b)(3)
DATED: June 8, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $20,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 07/06/98    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 07/06/2018        CUSIP#: 073928 CX 9

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                               Optional           Optional
                          Redemption           Repayment          Repayment
Redeemable On             Price(s)             Date(s)            Price(s)
-------------             -----------          ----------         ----------

*                         N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:

[_]         Commercial Paper Rate          Minimum Interest Rate:

[_]         Federal Funds Rate             Interest Reset Date(s):

[_]         Treasury Rate                  Interest Reset Period:

[_]         LIBOR Reuters                  Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                     Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-------------------------------------

* Commencing July 6, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 6th, commencing 01/06/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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